EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Red Hat, Inc.’s Annual Report on Form 10-K for the year ended February 28, 2010.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

December 7, 2010